UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On October 24, 2006, Advanced Micro Devices, Inc. (the “Company”) entered into a credit agreement by and among the Company, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Administrative Agent, Wells Fargo Bank, N.A., as Collateral Agent (“Wells Fargo”), and the lenders party thereto (the “Credit Agreement”), pursuant to which the Company borrowed an aggregate amount of $2.5 billion of term loans (“Term Loans”) to finance a portion of the Company’s acquisition (the “Acquisition”) of all of the issued and outstanding capital stock of ATI Technologies Inc. (“ATI”) and related fees and expenses.

Amounts borrowed under the Credit Agreement bear interest, in the case of base rate loans, at a rate equal to the “base rate,” which is the higher of (i) the prime rate published by the Wall Street Journal and (ii) 0.5% per annum above the Federal Funds Effective Rate (as defined in the Credit Agreement) plus a 1.25% margin, or in the case of Eurodollar loans, at a rate equal to the Eurodollar Rate (as defined in the Credit Agreement) plus a 2.25% margin. Such margins will reduce by 0.25% when the outstanding aggregate principal amount of the Term Loans is less than $1.75 billion. As of October 24, 2006, the base rate was 8.25%, without the margin, and the Eurodollar Rate was 5.32%, without the margin. The amounts borrowed under the Credit Agreement are repayable in quarterly installments commencing in December 2006 and terminating in December 2013. The initial twenty-five quarterly payments are in the principal amount of $6,250,000. The final four quarterly repayments are in the principal amount of $585,973,500. The initial interest rate on the Term Loans, which is based on the Eurodollar Rate, is 7.57%.

The Company may prepay the Term Loans at any time without premium or penalty. In addition, the Company must prepay the Term Loans in an amount equal to: (i) 100% of the net cash proceeds from any debt incurred by the Company or a restricted subsidiary; (ii) 50% of net cash proceeds from the issuance of any capital stock by the Company; (iii) 100% of extraordinary receipts (as defined in the Credit Agreement) in excess of $30 million; (iv) 100% of net cash proceeds from asset sales in excess of $30 million, subject to a reinvestment allowance; (v) commencing with the fiscal year ending December 30, 2007, 50% of excess cash flow, if any (as defined in the Credit Agreement); and (vi) 100% of net cash proceeds from sale of capital stock of Spansion Inc.

The Credit Agreement contains certain covenants that limit, among other things, the Company’s ability and the ability of its restricted subsidiaries (which at this time are all of its subsidiaries) from:

•	incurring additional indebtedness, except specified permitted debt;

•	creating or permitting certain liens;

•	consolidating, merging or selling assets as an entirety or substantially as an entirety unless specified conditions are met;

•	making other restricted payments if a default or an event of default exists, or if specified financial conditions are not satisfied;

•	making or committing to make any capital expenditures in the ordinary course of business exceeding a certain amount;

•	issuing or selling any shares of capital stock of our restricted subsidiaries;

•	entering into certain types of transactions with affiliates;

•	creating restrictions on the making of certain distributions by our restricted subsidiaries, such as dividends, loans or transfer of properties to us;

•	permitting domestic wholly-owned restricted subsidiaries to guarantee our indebtedness unless they also guarantee the Term Loans; and

•	permitting our Consolidated Net Senior Secured Leverage Ratio (as defined in the Credit Agreement) to exceed 2.25 to 1.00.

Amounts outstanding under the Credit Agreement may become due and payable upon the occurrence of specified events, including, among other things: failure to pay any obligations under the Credit Agreement that have become due; breach of any representation or warranty, or certain covenants; any default in making any payment of principal or interest of any debt the outstanding amount of which exceeds $50 million or any default in the observance or performance of any other obligations under such debt; any default in the related security documents executed in connection with the Credit Agreement, or the security documents or any lien created by the security documents ceasing to be in full force or effect; filings or proceedings in bankruptcy; judgment or awards entered against us or any significant subsidiary involving aggregate liability of $50 million or more; or a change of control (as defined in the Credit Agreement). A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of this agreement.

Collateral Agreement and Collateral Trust Agreement

In connection with the Credit Agreement, the Company entered into a collateral agreement among the Company, AMD International Sales & Service, Ltd., AMD (U.S.) Holdings, Inc., AMD US Finance, Inc., ATI Research Silicon Valley Inc., ATI Research, Inc., and ATI Technologies Systems Corp. (collectively, the “Grantors”) in favor of Wells Fargo, as Collateral Agent. Under the Collateral Agreement, each Grantor granted Wells Fargo a security interest in, among other things, and subject to certain exceptions, now owned and hereafter acquired: (i) accounts receivable; (ii) proceeds and products from the sale of capital stock of Spansion Inc.; (iii) the Spansion Collateral Account (as defined in the Credit Agreement), if and when it is created; (iv) certain of the Grantors’ respective equity interests in certain affiliates; and (v) all indebtedness for borrowed money owed to any Grantor by an affiliate. A copy of the

Collateral Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Collateral Agreement is qualified in its entirety by reference to the full text of this agreement.

In connection with the Credit Agreement and the Collateral Agreement, the Grantors and Wells Fargo, as Collateral Agent, entered into a collateral trust agreement (the “Collateral Trust Agreement”) whereby Wells Fargo will hold in trust the pledged collateral under the Collateral Agreement. The Collateral Trust Agreement is the principal document by which the Company’s 7.75% Senior Notes due 2012 are secured equally and ratably with the Term Loans, as is required by the Indenture, dated as of October 29, 2004, between the Company and Wells Fargo, as trustee. A copy of the Collateral Trust Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference. The foregoing description of the Collateral Trust Agreement is qualified in its entirety by reference to the full text of this agreement.

Restricted Stock Unit Grants

On October 24, 2006, the Company granted stock options and restricted stock units pursuant to the Company’s 2004 Equity Incentive Plan to its executive officers named below (the “Executives”) in the numbers set forth in the table below. Restricted stock units are awards that obligate the Company to issue a specific number of shares of common stock in the future if the vesting terms and conditions are satisfied.

Participant	Number of Restricted Stock Units(1)
Hector de J. Ruiz	20,000
Derrick Meyer	12,500
Billy Edwards	2,500
Phillip Hester	2,000
Thomas M. McCoy	6,000
Joseph Menard	1,500
Henri Richard	12,500
Robert J. Rivet	7,500
Martin D. Seyer	3,000
Harry A. Wolin	3,500

(1)	These restricted stock units vest 25 percent on May 9, 2007 and then 6.25 percent every three months for the following 12 quarters.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On October 24, 2006, AMD consummated the Acquisition of ATI, pursuant to the Acquisition Agreement, dated as of July 23, 2006 (the “Acquisition Agreement”), by and among AMD, 1252986 Alberta ULC (“Alberta ULC”), and ATI, whereby ATI became a wholly owned subsidiary of Alberta ULC. As contemplated by the Acquisition Agreement and the Plan of Arrangement implemented in connection therewith, the total consideration to be paid for each ATI common share, based on the Parent Closing Stock Price (as defined in the Plan of Arrangement, as amended, attached hereto as Exhibit 2.1 and incorporated herein by reference), is $21.36. The total aggregate consideration for the Acquisition consisted of approximately $4.3 billion in cash and 57,946,017 shares of the Company’s common stock. In addition, as part of the consideration for the Acquisition, the Company issued options to purchase 17,091,500 shares of the Company’s common stock and 2,231,026 restricted stock units.

The source of funds for the cash portion of the Acquisition included existing cash, cash equivalents and marketable securities, and the $2.5 billion borrowed under the Credit Agreement as described above.

ITEM 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Acquisition Agreement, on October 25, 2006, the Company issued 57,946,017 shares of its common stock, options to purchase 17,091,500 shares of the Company’s common stock and 2,231,026 restricted stock units as part of the consideration for the Acquisition. The issuances were exempt from the registration requirements of the Securities Act of 1933, as amended, by Section 3(a)(10) thereof.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2006, pursuant to the terms of the Acquisition Agreement, James D. Fleck and John E. Caldwell were appointed to the Company’s Board of Directors. Prior to the consummation of the Acquisition, Mr. Fleck and Mr. Caldwell served on the Board of Directors of ATI.

ITEM 8.01 Other Events.

On October 25, 2006, AMD issued a press release announcing that the Acquisition was consummated. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial statements of the acquired business have not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than January 9, 2007.

(b) Pro Forma Financial Information.

Pro forma financial information has not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than January 9, 2007.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Arrangement, as amended.

2.2	Acquisition Agreement, dated as of July 23, 2006, among Advanced Micro Devices, Inc., 1252986 Alberta ULC and ATI Technologies Inc., filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K on July 24, 2006, is hereby incorporated by reference.

10.1	Credit Agreement, dated as of October 24, 2006, by and among Advanced Micro Devices, Inc., Morgan Stanley Senior Funding, Inc., as Administrative Agent, Wells Fargo Bank, N.A., as Collateral Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and the several banks and other financial institutions or entities from time to time party thereto.

10.2	Collateral Agreement, dated as of October 24, 2006, by Advanced Micro Devices, Inc., AMD International Sales & Service, Ltd., AMD (U.S.) Holdings, Inc., AMD US Finance, Inc., ATI Research Silicon Valley Inc., ATI Research, Inc. and ATI Technologies Systems Corp. in favor of Wells Fargo Bank, N.A., as Collateral Agent.

10.3	Collateral Trust Agreement, dated as of October 24, 2006, by and among Advanced Micro Devices, Inc., AMD International Sales & Service, Ltd., AMD (U.S.) Holdings, Inc., AMD US Finance, Inc., ATI Research Silicon Valley Inc., ATI Research, Inc., ATI Technologies Systems Corp. and Wells Fargo Bank, N.A., as Collateral Agent.

99.1	Press Release, dated as of October 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2006	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Plan of Arrangement, as amended.

2.2	Acquisition Agreement, dated as of July 23, 2006, among Advanced Micro Devices, Inc., 1252986 Alberta ULC and ATI Technologies Inc., filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K on July 24, 2006, is hereby incorporated by reference.

10.1	Credit Agreement, dated as of October 24, 2006, by and among Advanced Micro Devices, Inc., Morgan Stanley Senior Funding, Inc., as Administrative Agent, Wells Fargo Bank, N.A., as Collateral Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and the several banks and other financial institutions or entities from time to time party thereto.

10.2	Collateral Agreement, dated as of October 24, 2006, by Advanced Micro Devices, Inc., AMD International Sales & Service, Ltd., AMD (U.S.) Holdings, Inc., AMD US Finance, Inc., ATI Research Silicon Valley Inc., ATI Research, Inc. and ATI Technologies Systems Corp. in favor of Wells Fargo Bank, N.A., as Collateral Agent.

10.3	Collateral Trust Agreement, dated as of October 24, 2006, by and among Advanced Micro Devices, Inc., AMD International Sales & Service, Ltd., AMD (U.S.) Holdings, Inc., AMD US Finance, Inc., ATI Research Silicon Valley Inc., ATI Research, Inc., ATI Technologies Systems Corp. and Wells Fargo Bank, N.A., as Collateral Agent.

99.1	Press Release, dated as of October 25, 2006.